BYLAWS

                             OF

                     NEW MEXICO SOFTWARE

                          ARTICLE I
                   MEETING OF SHAREHOLDERS



       Section 1. ANNUAL MEETING. The Annual Meeting of the

Shareholders shall be held at the principal office of the

Corporation in the City of Albuquerque or such other place

as is designated by the Board of Directors, on the second

of Monday of April, of each year, at 2:30 P.M.. in the

afternoon on that day. Should that day fall on a weekend

or legal holiday, the meeting shall be held at the same

time on the next following regular business day. The

Secretary shall serve personally, or by mail, a written

notice thereof, addressed to each shareholder at his or

her address as it appears on the Corporation's stock

transfer book not less than ten (10) days and not more

than fifty (50) days before the date set for such meeting;

but at any meeting at which all shareholders shall be

present, or of which all shareholders not present have

waived notice in writing, the giving of notice as above

required may be dispensed with. In the event that such

annual meeting is omitted by oversight or otherwise on the

date herein provided for, the Board of Directors shall

cause a meeting in lieu thereof to be held as soon

thereafter as conveniently may be, and any business

transacted or elections held at such meeting shall be as

valid as if transacted or held at the annual meeting. Such

subsequent meetings shall be called in the same manner as

provided for the Annual Meeting of the Shareholders, The

Annual Meeting of the Shareholders shall be for the

purpose of election of Directors and for the transaction

of such other business as may be brought before the

meeting.



    Section 2. SPECIAL MEETINGS. Special meetings of

shareholders other than those regulated by statute or the

Annual Meetings provided under these Bylaws may be called at any time by any one of the Directors. Notice of such meeting stating the purpose for which it is called shall be served

personally or by mail, not less than ten (10) days and not

more than fifty (50) days before the date set for such

meeting. If mailed, it shall be directed to each shareholder at his or her address as it appears on the stockbook; but at any meeting at which all shareholders shall be present, or

of which shareholders not present have waived notice in

writing, the giving of notice as above described may be

dispensed with. The Board of Directors shall also, in like

manner, call a special meeting of shareholders whenever so

requested in writing by shareholders representing at least

fifty percent (50%) of the capital shares of the

Corporation. No business other than that specified in the

call for a special meeting shall be transacted at any such

meeting of the shareholders.



    Section 3. WAIVER OF NOTICE. Whenever any notice is

required to be given by these Bylaws or the Articles of

Incorporation or the corporate laws of the State of New

Mexico, a waiver thereof in writing signed by the person or

persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent thereto, If

permitted by the laws of the State of New Mexico, action by

the Shareholder(s) may be taken without a meeting provided

that a written consent setting forth the action taken is

signed by all of the Shareholders.



     Section 4. QUORUM. The presence in person or by proxy,

of the holders of a majority of the outstanding shares

entitled to vote shall be necessary to constitute a quorum

for the transaction of business, but a lesser number may

adjourn to some future time, and the Secretary shall

thereupon give at least ten (10) days notice by mail to each shareholder entitled to vote who was absent when such

meeting was adjourned.



     Section 5. PROXY AND VOTING. The stockbook of the

Corporation shall be closed twenty (20) days before any

meeting of the shareholders. Shareholders of record on the

date the stockbook is closed may vote at any meeting either

in person or by written proxy. All proxies shall be filed

with the Secretary of the Corporation before being voted.

Such proxy shall entitle the holders thereof to vote prior

to and regarding adjournment of such meeting, but shall not

be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the shareholder executing it

shall have specified therein the length of time it is to

continue in force, which shall be for some limited period of time.


     At all meetings of the shareholders, the manner of

deciding any question which is not specifically regulated by statute, shall be determined by a majority vote of the

outstanding shares of the Corporation entitled to vote. Such shares may be represented by the shareholder being present

in person or by written proxy as provided above. Each

shareholder shall be entitled to one (1) vote for each share of stock held. Regarding the election of directors of the

Corporation by the shareholders, cumulative voting shall not be utilized.



           Section 6. ORDER OF BUSINESS. The order of

business at all meetings of the shareholders shall be

as follows:

       1.  Roll call.

       2.  Proof of notice of meeting or waiver of notice.

       3.  Reading of minutes of preceding meeting.

       4.  Reports of officers, if any.

       5.  Election of directors.

       6.  Unfinished business, if any,

       7.  New business.



                                ARTICLE 11

                               DIRECTORS



    Section 1. NUMBER. The affairs and business of this

Corporation shall be managed by a Board of two Directors.



    Section 2. HOW ELECTED. At the Annual Meeting of

shareholders, cumulative voting shall not apply. The person

or persons receiving a majority of the votes cast for each

vacancy shall be elected as Directors and those elected

shall constitute the Board of Directors for the ensuing year and until their successors are duly elected and qualified.



    Section 3. TERM OF OFFICE. The term of office of each of

the Directors shall be one year, and thereafter until his or her successor has been elected and qualified.



    Section 4. DUTIES OF DIRECTORS. The Board of Directors

shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, so long as these rules and regulations are

consistent with these Bylaws and the laws of the State of

New Mexico. Directors shall set the compensation of the

officers of the Corporation.



    Section 5. DIRECTORS' MEETINGS. The Annual Meeting of

the Board of Directors shall be held immediately following

the Annual Meeting of the Shareholders, and at such other

times as the Board of Directors may determine. Special

meetings of the Board of Directors may be called by the

President at any time, and shall be called by the President

or the Secretary upon the written request of any Director.



    Section 6. NOTICE OF MEETINGS. Notice of meetings, other

than the regular annual meetings, shall be given by service

upon each Director in person, or by mailing to him at his

last known post office address at least ten (10) days before the date therein designated for such meeting, including that day of mailing, of a written notice thereof specifying the

time and place of such meeting, and the business to be

brought before the meeting. No business other than that

specified in such notice shall be transacted at any Special

Meeting of the Directors unless a majority of all of the

Corporation's Directors shall agree to consideration of each such matter. At any meeting at which every member of the

Board of Directors shall be present, although held without

notice, any business may be transacted which might have been transacted if the meeting had been duly called. Furthermore,

if permitted by the laws of the State of New Mexico, action

by the Board of Directors may be taken without a meeting

provided that a written consent setting forth the action

taken is signed by all of the Directors of the Corporation.



    Section 7. WAIVER OF NOTICE. Whenever any notice is

required to be given by these Bylaws or the Articles of

Incorporation or the corporate laws of the State of New

Mexico, a waiver thereof in writing signed by the person or

persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent thereto.



    Section 8_. QUORUM. At any meeting of the Board of

Directors, a majority of all of the members of the Board of

Directors shall constitute a quorum for the transaction of

business. In the event that a quorum is not present, a

lesser number may adjourn the meeting to some future time.



    Section 9. VOTING. At all meetings of the Board of

Directors each Director is to have one vote, regardless of

the number of shares of stock that he or she may hold. A

vote by a majority of the Directors present at the meeting

shall be necessary to decide any question before the Board

of Directors, unless these Bylaws or the laws of the State

of New Mexico provide otherwise.



    Section 10. VACANCIES. Vacancies in the Board of

Directors occurring between Annual Meetings of the Board

of Directors shall be filled for the unexpired portion of

the term by appointment pursuant to a majority vote by

the remaining Directors.



    Section 11. REMOVAL OF DIRECTORS. Any one or more of the

Directors may be removed either with or without cause, at

any time, at any special meeting called for that purpose, by a vote of the shareholders holding a majority of the shares

of the Corporation.



    Section 12. INDEMNIFICATION. The Corporation hereby

indemnifies each Director to the fullest extent permitted by

Sec. 53-11-4.1 N.M.S.A. (Repl. Pamp. 1993). Such

indemnification shall extend to and include the reasonable

expenses and attorneys' fees incurred by the Director in

connection with any proceeding, claim, litigation or other

similar event. Such reasonable expenses and attorneys' fees

incurred by a Director shall be paid or reimbursed by the

Corporation as incurred and in advance of any final

disposition of such proceeding, claim, litigation or other

similar event.




                         ARTICLE III

                          OFFICERS



    Section 1. NUMBER AND QUALIFICATION. The officers of

this Corporation shall be:

    1.  President.

    2.  Vice President.

    3.  Secretary.

    4.  Treasurer.



    Section 2. ELECTION. All officers of the Corporation

shall be elected annually by the Board of Directors at its

annual meeting. All officers shall hold office for the term

of one year, or until their successors are elected.



    Section 3. DUTIES OF OFFICERS. The duties and powers of

the officers of the Corporation shall be as follows:




                         PRESIDENT

    The President shall be empowered to and shall do the

following: Preside at all meetings of the shareholders.

Present at each Annual Meeting of the Shareholders and

at each Directors meeting a report of the condition of the

business of the Corporation.


    Call regular and special meetings of the shareholders

and Directors in accordance with these Bylaws.


    Appoint and remove, employ and discharge and fix the

compensation of all agents and employees of the Corporation.

This power is subject to the review and approval of the

Board of Directors.


    Sign and make all necessary contracts and agreements in

the name of the Corporation.


    Manage, review and see that the books, reports,

statements and certificates required by the statutes are

properly kept, made and filed according to law.


    Sign share certificates, notes, checks, drafts,

warrants or other orders for the payment of money by the

Corporation.


    Enforce these Bylaws and perform all the duties

incident to the position and office.




                       VICE PRESIDENT


    During the absence and inability of the President to

render and perform his duties or exercise his powers, as set forth in these Bylaws, the same shall be performed and

exercised by the Vice President; and when so acting, the

Vice President shall have all the powers and be subject to

all the responsibilities hereby given to or imposed upon the

President.




                         SECRETARY


    The Secretary shall be empowered to and shall do the

    following:


    Keep the minutes of all of the meetings of the Board of

    Directors and of all of the meetings of the

    Shareholders.

    Give and serve all notices.


    Keep the stock and transfer books in the manner

prescribed by law, so as to show at all times the amount of

capital shares, the manner and the time the shares were

paid for, the names of the owners of the capital shares,

the shareholders' respective places of residence, the post

office address of each, the number of shares owned by each,

the time at which each person became the owner of the

shares, the amount paid for the shares.


    Keep such stock and transfer books open for examination

by any shareholder of the Corporation, and permit such

shareholder to make copies from the records of the

Corporation to the extent and as prescribed by law.


    Sign all share certificates upon their issuance by the

Corporation.


    Attend to and handle all of the Corporation's official

correspondence.


    Sign, make and endorse in the name of the Corporation

notes, checks, drafts, warrants, or other orders for the

payment of money by the

Corporation.


    Sign and make all necessary contracts and agreements in

the name of the Corporation.


    Perform all other duties incident to the office of Secretary.



                         TREASURER


    The Treasurer shall be empowered to and shall do the following:


    Care for, maintain custody of and be responsible for

all funds and securities of the Corporation.


    Deposit all such funds in the name of the

Corporation in such financial institutions, bank or

banks, as the Board of Directors may designate.


    Sign, make and endorse in the name of the Corporation

notes, checks, drafts, warrants and other orders for the

payment of money by the Corporation.


    Pay out, dispose of and receipt therefor all notes,

checks, drafts, warrants, and orders, pursuant to the

discretionary review by the President or the Board of

Directors.


    Exhibit to the extent permitted by law at all

reasonable times the books and accounts of the

Corporation to any Director or shareholder of the

Corporation upon written request.


    Render a statement of the condition of the finances of

the Corporation at each Annual Meeting of the Board of

Directors, and at such other times as shall be required.

Render a full financial report at the Annual Meeting of

the Shareholders.


    Keep at the office of the Corporation, correct books of

account of all its business, transactions and such other books of account as the Board of Directors may require. Perform all duties pertaining to the office of Treasurer.



    Section 4. VACANCIES, HOW FILLED. All vacancies in any

office shall be filled by the Board of Directors.



    Section 5. COMPENSATION OF OFFICERS. The officers shall

receive such salary or compensation as may be established by the Board of Directors.



    Section 6. REMOVAL OF OFFICERS. The Board of Directors

may remove any officer by a majority vote at any time, with

or without cause.




                         ARTICLE IV


    Section 1. SEAL. The Corporation may not procure a

Corporate Seal.



                          ARTICLE V
                     SHARE CERTIFICATES



    Section 1. DESCRIPTION OF STOCK CERTIFICATES. The share

certificates shall be numbered and registered in the order.

in which they are issued. They shall be bound in a book and

shall be issued in consecutive order therefrom, and on the

face thereof shall be entered: 1) the name of the person

owning the shares therein represented; 2) the number of

shares; and 3) the date of transfer. The stock certificates

shall be signed by the President, and countersigned by the

Secretary.



    Section 2. TRANSFER OF SHARES. The shares of the

Corporation shall be assignable and transferable on the

books of the Corporation only by the person whose name

appears on the Corporation's books as being the owner of the shares, or the shareholder's legal representative. All

transfers shall be subject to the restrictions pursuant to

any shareholder agreements entered into between the

Corporation and all shareholders. In case of transfer by

attorney, a valid, written Power of Attorney, duly executed

and acknowledged, must be delivered to the Corporation and

shall be filed in the Corporation's records by the

Secretary. In all cases of transfer, the former certificate

must be surrendered to the Corporation and canceled before a new certificate may be issued.



    In  no  event,  unless  all of  the  other  shareholders

unanimously consent in writing, may a shareholder  mortgage,

grant  a  security interest in, grant an option to purchase,

pledge, or otherwise encumber or convey an interest in  such shares to any person or entity.



    The share certificates issued by the Corporation shall

include the following information in a legend on each

certificate: "The shares of stock represented by this

certificate are restricted stock. These shares may be

transferred only in proper compliance with the Bylaws of the

Corporation or Shareholder Agreements between the

shareholders and the Corporation, which defines certain

restrictions on that transfer. Furthermore, the interest

represented by this stock certificate has not been

registered with the Securities and Exchange Commission under the Securities Act of 1933, the New Mexico Securities Bureau

under the New Mexico Securities Act or the agencies of other states pursuant to their state securities statutes. Due to

the reliance by the issuer upon exemptions from registration as provided in those statutes, the sale, transfer or other

disposition of this stock is restricted and the

effectiveness of any sale, transfer, or other disposition

may be conditioned, in the discretion of the Corporation,

upon receipt by the Corporation of an opinion of the

transferors counsel satisfactory to the Corporation and its

counsel to the effect that such sale, transfer or other

disposition can be made without necessitating registration

of the Corporation's stock under the Securities Act of 1933,

the New Mexico Securities Act or any other applicable

statute."



    Section 3. NO PREEMPTIVE RIGHTS. The shareholders

shall not have preemptive rights to acquire additional

or treasury shares of the Corporation.




                         ARTICLE VI

                          DIVIDENDS

    Section 1,. WHEN DECLARED. The Board of Directors shall

by majority vote declare dividends from the surplus profits

of the Corporation whenever, in their opinion, the condition of the Corporation's affairs are such that the declaration

and distribution of a dividend by the Corporation would be

both advisable for the Corporation and legal pursuant to the laws of the State of New Mexico.




                         ARTICLE VII

             CHECKS, NOTES AND OTHER INSTRUMENTS

    Section 1. HOW MADE. All bills payable, notes, checks

or other negotiable instruments of the Corporation shall be

made in the name of the Corporation and shall be signed by

the appropriate officer.




                        ARTICLE VIII

                         AMENDMENTS

    Section 1. HOW AMENDED. These Bylaws may be altered,

amended, or repealed by an affirmative vote of the

shareholders representing a majority of the outstanding

shares of the Corporation at any duly called and held

Annual Meeting of the Shareholders or at a Special Meeting

of the Shareholders called for that purpose. No such change

can be made, however, which would be inconsistent with

either the Corporation's Articles of Incorporation or the

laws of the State of New Mexico.




                         ARTICLE IX

                         FISCAL YEAR

    Section  1.  The  Board  of  Directors  shall  have  the

authority   to  select  and  change,  if  appropriate,   the

Corporation's fiscal year. The Corporation's initial  fiscal

year    shall   be   the   same   as   the   calendar   year



                             It is hereby certified that
                             the above are a true and
                             correct copy of the Corporation's
                             Bylaws.

                             /s/  TERESA DICKEY
                             ----------------------------
                             TERESA DICKEY,
                             Secretary Adopted as
                             of April 10, 1996